Exhibit 99.5

StanCorp Agreement to be Acquired by Meiji Yasuda

July 23, 2015

Forward Looking Statements

Forward-Looking Statements

Information in this presentation includes certain statements related to projected growth and future events. These statements are “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results in future periods may differ materially from those expressed or implied by such forward-looking statements. See StanCorp’s most recent annual report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission for a description of the types of risks and uncertainties that may affect actual results.

Non-GAAP Financial Measures

Financial measures that exclude after-tax net capital gains and losses and Accumulated Other Comprehensive Income are non-GAAP (Generally Accepted Accounting Principles in the United States) measures.

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Transaction Highlights

Transaction	■ Acquisition of StanCorp by Meiji Yasuda for $115.00 per share in cash
Transaction Value	■ $5.0 billion
Premium	■ 50.0% premium over StanCorp's latest closing price on July 23, 2015 ■ 49.9% premium to StanCorp's 30-day volume weighted average price
Multiples	■ 2.24x StanCorp's June 30, 2015 book value per share ex. AOCI ■ 2.29x StanCorp's June 30, 2015 tangible book value per share ex. AOCI ■ 19.3x StanCorp's LTM June 30, 2015 net income excluding after-tax net capital gains / losses
Approvals and Timing	■ Subject to approval by majority vote of outstanding StanCorp shares, regulatory approvals in Japan and the U.S., and other customary closing conditions ■ 25-day go-shop period, with additional 20-day period to negotiate an agreement if expected to result in superior proposal ■ Merger agreement allows StanCorp to pay out a regular annual cash dividend prior to the closing of the transaction, in an amount up to $1.40 per share ■ Expected closing during 1Q-2016

Note: Pricing and VWAP data per Bloomberg.

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StanCorp Financial Group℠

Compelling Strategic Rationale

Compelling transaction for StanCorp shareholders in today's rapidly changing competitive landscape

1. All-cash premium transaction provides substantial and immediate value for StanCorp's shareholders

2. Meiji Yasuda is a global insurance leader and a strong, stable home for StanCorp going forward

3. Expanded global presence with combined total assets of $327 billion[1] that is well-positioned for global growth

4. StanCorp will maintain its operations, headquarters, employees, management team, product mix, distribution channels and community support

[1] *Includes ¥36,469 billion for Meiji Yasuda as of March 31, 2015, converted at a ¥120.17:$1 FX rate, plus StanCorp's assets of $23.4 billion as of June 30, 2015.*

StanCorp Financial Group℠

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All-cash premium transaction provides substantial and immediate

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value for StanCorp’s shareholders

Premium Over Latest Closing Price on July 23, 2015 Premium Over All-time High Closing Price

$115.00 $115.00 $76.69 $78.81 July 23, 2015 Close Purchase Price All-time High Close Purchase Price Premium Over 30-Day Volume Weighted Average Price Premium Over 90-Day Volume Weighted Average Price

$115.00 $115.00

$76.74 $75.53

30-Day VWAP Purchase Price 90-Day VWAP Purchase Price

5	Note: Pricing and VWAP data per Bloomberg.

2 Meiji Yasuda is a global insurance leader and a strong, stable home for StanCorp going forward

Overview of Meiji Yasuda Pre-Transaction

- Founded in 1881 and headquartered in Tokyo, Meiji Yasuda is the oldest and third largest life insurance company in Japan, with the largest share of group insurance in the Japanese market
- Specializes in group and individual life insurance, bancassurance and group annuity products
- Insurance operations in Japan, and international operations in the U.S., Poland, China, Indonesia and Thailand
- Extensive domestic network with 73 Regional Offices, 938 Agency Offices and 19 Group Marketing Departments

Chairman:	Nobuya Suzuki
President:	Akio Negishi
Total Assets:	¥36,469 billion / $303 billion
Foundation Funds:	¥730 billion / $6.1 billion
Customers:	~6.6 million
Insurance Premiums & Other Income:	¥3,408 billion / $28.4 billion
Employees:	40,793 Sales personnel: 30,101
Financial Strength Ratings:	A.M. Best: A+ S&P: A

Base Profit (¥ in billions)



¥371
¥395
¥460
¥506
FY2011
FY2012
FY2013
FY2014

European Embedded Value (¥ in billions)



¥2,702
¥3,669
¥4,219
¥5,491
¥2,164
¥3,458
¥3,800
¥5,596
¥539
¥210
¥419
-¥105
End of FY2011
End of FY2012
End of FY2013
End of FY2014
Value of In-Force Business
Adjusted Net Worth

StanCorp Financial Group

Note: All Yen figures converted at a ¥120.17:$1 FX rate.

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3 Expanded global presence with combined total assets of $327 billion[1] that is well-positioned for global growth

Meiji Yasuda's Global Footprint Post Transaction



Founder Meiji Yasuda Life Insurance Co., Ltd.
Meiji Yasuda America Incorporated
Meiji Yasuda Realty USA Incorporated
Meiji Yasuda Europe Limited
Beijing Representative Office
TUiR Warta S.A.
StanCorp Financial Group
Seoul Representative Office
Meiji Yasuda Life Insurance Company
TU Europa S.A
Frankfurt Representative Office
Thai Life Insurance Public Company Limited
Pacific Guardian Life Insurance Company, Limited
Pacific Guardian Life Insurance Company, Limited Southern California Office
PT Avrist Assurance
Meiji Yasuda Asia Limited
Head Office
Representative Offices
Subsidiaries
Affiliates

- Meiji Yasuda's desire to make StanCorp its primary U.S. presence and partner reflects the operational strength of StanCorp's team, financial performance, differentiated product offering, and The Standard's respected brand

StanCorp Financial Group™

[1] Includes ¥36,469 billion for Meiji Yasuda as of March 31, 2015, converted at a ¥120.17:$1 FX rate, plus StanCorp's assets of $23.4 billion as of June 30, 2015.

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StanCorp will maintain its operations, headquarters, employees, management

4	team, product mix, distribution channels and community support

? StanCorp will become Meiji Yasuda’s primary U.S. presence and partner, operating under The Standard brand within Meiji Yasuda’s global structure ? StanCorp’s Chairman, President and Chief Executive Officer, Greg Ness, and the current management team will continue to lead the business from StanCorp’s headquarters in Portland, Oregon

? StanCorp will continue executing on its strategic plan and will maintain its current The Standard brand, employees, product mix and distribution channels

? StanCorp will continue its commitments to the communities it serves under Meiji Yasuda’s ownership

— StanCorp has a long history of providing philanthropic and community service to Portland and communities across the U.S. where StanCorp employees live and work

— Meiji Yasuda also has a strong track record of active community engagement and support

Logical next step for both companies, leveraging their leadership in their respective group insurance markets and similar corporate goals and values

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Next Steps

? 25-day go-shop period, during which StanCorp may solicit interest from other parties ? StanCorp shareholder approval

? Regulatory approvals

? Close expected during 1Q-2016

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Key Takeaways

Compelling transaction for StanCorp shareholders in today's rapidly changing competitive landscape

1. All-cash premium transaction provides substantial and immediate value for StanCorp's shareholders
2. Meiji Yasuda is a global insurance leader and a strong, stable home for StanCorp going forward
3. Expanded global presence with combined total assets of $327 billion[1] that is well-positioned for global growth
4. StanCorp will maintain its operations, headquarters, employees, management team, product mix, distribution channels and community support

[1] *Includes ¥36,469 billion for Meiji Yasuda as of March 31, 2015, converted at a ¥120.17:$1 FX rate, plus StanCorp's assets of $23.4 billion as of June 30, 2015.*

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StanCorp Financial Group℠

Additional Information and Where to Find it

In connection with the proposed merger transaction, StanCorp will file with the SEC and furnish to the StanCorp’s shareholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, STANCORP’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR

INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. StanCorp’s shareholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, StanCorp’s shareholders may obtain a free copy of the proxy statement and other of StanCorp’s filings with the SEC from StanCorp’s investor relations website at www.stancorpfinancial.com or by directing a request to: Jeff Hallin, Vice President, Investor Relations and Capital Markets, 1100 Southwest Sixth Avenue, Portland, OR 97204.

The directors, executive officers and certain other members of management and employees of StanCorp may be deemed “participants” in the solicitation of proxies from shareholders of StanCorp in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of StanCorp in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about StanCorp’s executive officers and directors in its Annual Report on Form 10-K filed with the SEC on February 26, 2015 and in its definitive proxy statement filed with the SEC on Schedule 14A on March 23, 2015.

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StanCorp Financial Group SM The Standard is the marketing name for StanCorp Financial Group, Inc. and its subsidiaries. Insurance products are offered by Standard Insurance Company of Portland, Ore. in all states except New York, where insurance products are offered by The Standard Life Insurance Company of New York of White Plains, N.Y. StanCorp Equities, Inc., member FINRA, distributes group annuity contracts issued by Standard Insurance Company and may provide other brokerage services. Third-party administrative services are provided by Standard Retirement Services, Inc. Investment advisory services are provided by StanCorp Investment Advisers, Inc., a registered investment advisor. Commercial real estate loans are originated, underwritten and serviced by StanCorp Mortgage Investors, LLC, and a network of commercial mortgage baning correspondents. Product features and availability vary by state and company, and are solely the responsibility of each subsidiary.